UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2018

PERRY ELLIS INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	0-21764 (Commission File No.)	59-1162998 (IRS Employer Identification No.)

3000 N.W. 107th Avenue Miami, Florida (Address of principal executive offices)	33172 (Zip Code)

(305) 592-2830
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.04.  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Redemption of 7.875% Senior Subordinated Notes due 2019

On May 29, 2018, Perry Ellis International, Inc. (the “Company”) completed the redemption of the remaining $50 million of its outstanding 7.875% Senior Subordinated Notes due in 2019 (the “Notes”). The total redemption price for the Notes was $50.6 million, which amount includes 100.00% of the principal amount of the Notes as well as accrued and unpaid interest to, but not including, the May 29, 2018 redemption date. Following the redemption by the Company of the Notes, none of the Notes remain outstanding. The Company paid the redemption price for the Notes with repatriated funds and funds from its senior credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRY ELLIS INTERNATIONAL, INC.

By:                 /s/ Tricia McDermott Thompkins
Name:        Tricia McDermott Thompkins
Title:            EVP, General Counsel & Secretary

Dated:  May 29, 2018